                                 STOCK PLEDGE



DEED dated                                                                  1997


BETWEEN SIZZLER INTERNATIONAL, INC., a Delaware Corporation, United States of America C/- Sizzler Australia Pty Ltd ACN 010 060 876 of 16 Edmondstone Street, Newmarket, Brisbane, Australia

                                                                     (`CHARGOR')

AND WESTPAC BANKING CORPORATION ARBN 007 457 141 of 260 Queen Street, Brisbane, Australia
                                                                   (`FINANCIER')



1.    INTERPRETATION

2.1  DEFINITIONS

     In this document:

     `ATTORNEY' means an attorney appointed under a Relevant Agreement.

     `AUTHORISED OFFICER' means a person holding or acting in the office of director, chief executive or secretary, or whose title includes the word `Manager' or `Director'.
     `BUSINESS DAY' means a day on which banks (as defined in the Banking Act 1959 (Cth)) are open for general banking business in Brisbane, excluding Saturdays and Sundays and public holidays.

     `CHARGE' means the charge over, and security interest in the Charged Property created under this document.

     `CHARGED PROPERTY' means:

     (a) one thousand (1,000) shares of the common stock of Collins Foods International, Pty Ltd ('CFI'), represented by Certificate Number 2;

     (b) one hundred (100) shares of the common stock of Sizzler International Marks, Inc. (`SIM'), represented by Certificate Number 1;

     (c) all other shares of capital stock of whatever class of CFI and SIM, that are now or hereafter owned by the Chargor, together with the certificates representing such shares;

     (d) all shares, securities, moneys or property representing any dividends, distributions, warrants, rights and options relating to such shares;

     (e) without affecting the provisions of any Relevant Agreement prohibiting a consolidation or merger, in the event of any consolidation or merger of CFI or SIM, all shares of each class of capital stock of the successor corporation, together with the certificates representing such shares; and

     (f)   all proceeds of the foregoing.

     `COLLATERAL SECURITY' means a Guarantee, Security Interest or negotiable instrument held or given, whether before or after this document is executed, as security for or otherwise in connection with the Secured Money.

     `DEBTOR' means a Customer or Guarantor as defined in the Negative Pledge.

     `EVENT OF DEFAULT' has the meaning given to it in the Negative Pledge and includes the Events of Default contained in clauses 13(a)(iii) (without the word `other' in the first line), (b), (d), (e) (with respect to the first sentence only), (g) (with respect to the first sentence only) and (p) of the Negative Pledge as if the Chargor were a Relevant Company.

     `GUARANTEE' means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation (whatever it is called and whatever its nature) by which a person is responsible for another person's obligation or debt.

     `LIQUIDATION' includes official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death.

     `NEGATIVE PLEDGE' means the Unlimited Cross Guarantee and Indemnity and Negative Pledge with Financial Ratio Covenants dated on or around the date of this document between the Financier, Collins Foods International Pty Ltd and others.

     `PERMITTED SECURITY INTEREST' means:

     (a) a Security Interest which the Financier has consented to. It does not include a Security Interest which the Financier has consented to on one or more conditions if those conditions are not complied with; and

     (b) a lien or charge on the Charged Property arising by operation of law in the ordinary course of the Chargor's ordinary business. It does not include a lien or charge which secures overdue debts.

     `POTENTIAL EVENT OF DEFAULT' means any event, thing or circumstance which with the giving of notice or passage of time or both would become an Event of Default.

     `PUBLIC AUTHORITY' means the Crown, a government, a minister of a government, a government department, a statutory corporation, or a semi-government or judicial entity.

     `RECEIVER' means a receiver or receiver and manager appointed under this document. When two or more persons are appointed, the expression `Receiver' refers to each of those persons severally as well as to two or more of them jointly.

     `RECORDS' means all the information which relates in any way to a specified person's business or any transaction entered into by the person, whether the information is recorded electronically, magnetically or otherwise.

     `RELEVANT AGREEMENT' means:
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                                       3


     (a)  this document; and

     (b)  a Collateral Security; and

     (c)  an agreement between:

          (i)   the Financier and the Chargor; or

          (ii)  the Financier and a Debtor; or

          (iii) the Financier and any combination of the Chargor and one or more Debtors;

          that relates to the Secured Money or another Relevant Agreement or contains terms on which the Secured Money remains outstanding; and

     (d) a document that the Chargor and the Financier agree is a Relevant Agreement.

     `SECURED MONEY' means all money that the Chargor or a Debtor is liable to pay to the Financier at or after the date of this document on any account and in any way whatever, and whether:

     (a)  the Chargor or Debtor is liable alone or together with another person;
          or

     (b) the Chargor or Debtor is liable as principal debtor, surety, partner, trustee, beneficiary or otherwise; or

     (c)  the relevant liability:

          (i) is actual or contingent, ascertained or unascertained, fixed or fluctuating;

          (ii) is in respect of principal, interest, Guarantee obligations, purchase obligations, fees or damages; or

          (iii) is in dollars, another currency or a combination of currencies,

          or is of any other character.

     Without limitation, `Secured Money' includes:

     (d) all Taxes and all reasonable costs and expenses (including, but not limited to, legal costs and expenses on a full indemnity basis) which the Financier or a Receiver or Attorney pays, or is liable to pay, in connection with:

          (i) a Relevant Agreement, or negotiating, preparing, completing, registering or stamping a Relevant Agreement; or

          (ii)  maintaining, preserving or protecting the Charged Property; or

          (iii) surveying, valuing, inspecting or reporting on the Charged Property; or

          (iv)  obtaining or attempting to obtain payment of the Secured Money from
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                                       4

                 any person; or

          (v) protecting, enforcing or exercising a right, power or remedy of the Financier or a Receiver or Attorney under or in connection with a Relevant Agreement; or

          (vi)   an Event of Default or Potential Event of Default; or

          (vii) the Financier providing financial accommodation to or at the request of the Chargor; or

          (viii) a receipt or payment of money under, or a transaction contemplated by, a Relevant Agreement; and

     (e) interest on all of the foregoing at the rates specified in the Relevant Agreements. If no rate is specified, the rate is as reasonably determined by the Financier. Interest accrues from day to day, computed from the time:

          (i) the Secured Money became owing (whether or not it is immediately payable); or

          (ii) in relation to costs and expenses, the relevant amount was incurred.

          Interest on Secured Money may be capitalised monthly or at the times agreed between the parties. It then bears interest on itself. Interest continues to be payable despite the Winding Up of any person, or any judgement obtained against any person.

     `SECURITY INTEREST' means a mortgage, pledge, lien, charge, preferential right, trust arrangement, agreement or other arrangement given, arising or created as security.

     `TAX' includes a tax, levy, duty or charge (and associated penalty or interest) imposed by a Public Authority. It includes income, withholding, stamp and transaction taxes and duties but does not include income tax on the overall net income of the Financier.

     `WINDING UP' includes:

     (a)  dissolution, liquidation, provisional liquidation and bankruptcy; and

     (b)  a procedure which is equivalent or analogous in any jurisdiction.

3.1  OTHER EXPRESSIONS

     In this document, unless the contrary intention appears:

     (a)  the singular includes the plural and vice versa;

     (b) other grammatical forms of defined words or expressions have corresponding meanings;

     (c) if this document binds two or more persons, it binds them severally and jointly;
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                                       5

     (d) a reference to a party to this document includes that party's successors and permitted assigns;

     (e) a reference to a document or agreement includes that document or agreement as novated, altered or replaced;

     (f) when two or more persons are named as Chargor, the term `Chargor' is a reference to each of them alone and also to any two or more of them together. The same applies to the term `Debtor';

     (g) a reference to any thing includes the whole or any part of that thing and a reference to a group of things or persons includes each thing or person in that group;

     (h)  `dollars' and `$' refer to Australian currency;

     (i) words implying natural persons include partnerships, bodies corporate, associations and Public Authorities;

     (j) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

4.   CHARGE

5.1  CREATING THE CHARGE

     The Chargor charges, pledges and grants a security interest in the Charged Property in favour of the Financier as security for the payment of the Secured Money.

6.1  FIXED CHARGE

     The Charge is a fixed charge.

7.1  CONTINUING SECURITY AND DISCHARGING THE CHARGE

     The Charge is a continuing security. It remains in effect until the Financier gives a final discharge to the Chargor. The Chargor is only entitled to a final discharge if:

     (a)  all of the Secured Money has been paid; and

     (b) the Financier is satisfied that there are no amounts which will subsequently fall within the description of the Secured Money.

     In satisfying itself under paragraph (b), the Financier may consider any matters it thinks relevant, including (without limitation) the possibility that a payment to reduce the Secured Money might be repayable, void or voidable under a law relating to insolvency or protecting creditors.

8.1  FIRST PRIORITY SECURITY INTEREST

     The Charge is a first charge. With respect to any Charged Property as to which the law
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                                       6

     of any state of the United States of America governs the granting, perfection or effect of perfection of a security interest, the Charge created hereunder is a first priority perfected security interest.

9.   [INTENTIONALLY OMITTED]


10.  CHARGOR'S OBLIGATIONS

11.1  POSITIVE OBLIGATIONS

      The Chargor must:

      (a) pay when due the Taxes assessed, levied or imposed on the Charged Property (other than those being contested in good faith) or the Financier in connection with the Charged Property; and

      (b) comply with all laws and with the mandatory requirements of any Public Authority concerning the Charged Property except where the requirement to do so is being contested in good faith; and

      (c) operate each Debtor that it owns, directly or indirectly, in a manner designed to avoid an Event of Default; and

      (d) prosecute and defend (at the Chargor's expense) all legal proceedings which are advisable, or which the Financier advises the Chargor that it considers advisable, to avoid a material adverse effect on the Charged Property; and

      (e) do everything necessary to ensure that the Charged Property at all times includes all of the issued and outstanding shares of capital stock of Collins Foods International, Pty Ltd. and Sizzler International Marks, Inc.

12.1  NEGATIVE OBLIGATIONS

      The Chargor must not, without the consent of the Financier:

      (a)  deal with or dispose of the Charged Property; or

      (b) permit a Security Interest (other than a Permitted Security Interest) to affect the Charged Property; or

      (c) apply for or obtain money, goods or services from a Public Authority, fail to pay an amount to a Public Authority (unless the Chargor is contesting the liability to pay in good faith and has set aside sufficient reserves to meet the liability) or do anything else which might lead to a liability or Tax being imposed on the Charged Property; or

      (d) do or allow anything to be done which may (other than in an immaterial way) prejudice the Financier's security or rights under a Relevant Agreement.

13.1  OBLIGATIONS CONCERNING CHARGED PROPERTY
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                                       7

     The Chargor must:

     (a) immediately deposit with the Financier all certificates, documents of title or other documents that from time to time represent or evidence the Charged Property, endorsed in blank by the Chargor by an effective endorsement;

     (b) on demand by the Financier, deposit with it stock powers or transfers executed in blank by the Chargor;

     (c) punctually pay all calls, instalments and other moneys which may at any time be payable on any of the Charged Property (other than those being contested in good faith) or which, if unpaid, may result in the creation of a Security Interest over any of the Charged Property;

     (d) promptly notify the Financier in writing when the Chargor becomes entitled to any of the rights or property referred to in paragraphs
           (c) - (f) of the definition of 'Charged Property';

     (e) deliver to the Financier, promptly after receipt by the Chargor, a copy of:

           (i) any notice convening a meeting of the holders of any of the Charged Property; and

           (ii) any report, accounts, notice or circular issued to the holders of any of the Charged Property;

14.1  OBLIGATIONS CONCERNING VOTING RIGHTS AND DIVIDENDS

     The Chargor:

     (a) may until an Event of Default or Potential Event of Default occurs exercise voting rights conferred upon it as the holder of any of the Charged Property, but it must not in doing so permit or cause anything to occur that would be an Event of Default or Potential Event of Default or otherwise be inconsistent with the terms of this document. However, if an Event of Default or Potential Event of Default occurs, the Chargor may no longer exercise any of those voting rights, except with the prior written consent of the Financier; and

     (b)   may, until an Event of Default occurs and subject to paragraph (a):

           (i)   acquire any of the rights or property referred to in paragraphs
                 (c) - (f) of the definition of `Charged Property'; and

           (ii) receive and use in the ordinary course of its business cash dividends payable in relation to the Charged Property.

          However, if an Event of Default occurs:

           (iii) the Chargor may not do any of the things specified in paragraphs (i) or (ii) and from then on only the Financier, a Receiver or Attorney may do those things; and
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                                       8

           (iv) the Chargor must (at its cost) do all things necessary to enable the Financier, Receiver or Attorney to do the things specified in paragraphs (i) and (ii); and

     (c) must immediately pay to the Financier any money it receives in connection with the Charged Property (other than dividends referred to in paragraph (b)(ii)). The Financier may apply that money to reduce the Secured Money in the manner specified in clause 16.9.

15.  CHARGOR'S REPORTING OBLIGATIONS

16.1 NOTICES TO THE FINANCIER

     The Chargor must notify the Financier as soon as an Authorised Officer of the Chargor becomes aware of:

     (a)   an Event of Default or Potential Event of Default; or

     (b) a representation or warranty in any Relevant Agreement becoming materially false or misleading (giving full details); or

     (c) a material requirement or notice of a Public Authority in connection with the Charged Property and must give the Financier a copy of any related document it has and full details of all relevant facts known to the Chargor concerning the requirement or notice; or

     (d) any other requirement, notice, order or direction relating to the Charged Property given to the Chargor and must give to the Financier a copy of any related document served on the Chargor, giving full particulars of all relevant facts known to the Chargor.

17.  ACCESS TO AND INVESTIGATION OF RECORDS

18.1 GIVING ACCESS TO RECORDS

     The Chargor must:

     (a) ensure that the Records of the Chargor relating to the Charged Property are available for inspection at reasonable times by the Financier and persons acting on the Financier's behalf; and

     (b) allow the Financier and persons acting on the Financier's behalf to inspect and to take copies of or extracts from the Chargor's Records during business hours and give reasonable assistance to them.

19.  BETTER SECURITY AND RIGHTS FOR FINANCIER

20.1 BETTER SECURITY AND RIGHTS

     The Chargor must, at the Chargor's cost, do whatever the Financier reasonably requires to:
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                                       9

     (a) more satisfactorily secure the Charged Property as security to the Financier for the payment of the Secured Money; or

     (b) enable the Financier to better exercise its rights over the Charged Property,

     and must use its best efforts to make anyone else who has an interest in the Charged Property or claims under or in trust for the Chargor do the same.

21.1 EXAMPLES

     This includes, but is not limited to:

     (a) executing a further Security Interest (including a legal mortgage) over, or other documents relating to, the Charged Property; and

     (b) delivering the stock certificates or other title documents representing or evidencing the Charged Property to the Financier, endorsed in blank by an effective endorsement, or accompanied by a stock power or transfer in blank, in a form reasonably satisfactory to the Financier.

22.  REPRESENTATIONS AND WARRANTIES

23.1 The Chargor represents and warrants to the Financier that:

     (a)   the Chargor was properly incorporated and validly exists; and

     (b) the Chargor has the power to enter into this document and to carry out any transaction or obligation contemplated by it; and

     (c) all necessary actions have been taken to make this document valid and binding on the Chargor and to enable the Chargor to carry out any transaction or obligation contemplated by this document; and

     (d)   no Event of Default or Potential Event of Default has occurred; and

     (e) the Chargor executing and performing this document and any other Relevant Agreements does not result in a Security Interest (other than under a Relevant Agreement) being created or crystallised on an asset of the Chargor; and

     (f) neither this document nor any other Relevant Agreement conflicts with the operation or terms of any document or arrangement which binds the Chargor; and

     (g) all information provided to the Financier by or on behalf of the Chargor is accurate and not misleading by omission; and

     (h) the shares comprised in the Charged Property are duly authorised, validly existing, fully paid and nonassessable; and

     (i) it has the right and power to charge the Charged Property in the manner set out in this document; and

     (j) it is the sole legal and beneficial owner of the Charged Property and the Charged Property is free from:

           (i) all Security Interests or third party rights and interests of any kind; and

           (ii)  any restriction on transfer or rights of pre-emption;

     (k) it has disclosed to the Financier the share capital in each of Collins Foods International Pty Ltd and Sizzler International Marks, Inc. No person has the right to call for shares, capital stock, securities or other rights in any of those companies to be issued to it; and

     (l) the issuance of shares comprised in the Charged Property does not contravene any law, rule or directive of any Public Authority or of any stock exchange.

24.1 The representations and warranties in this clause are repeated on each day on which the representations and warranties in the Negative Pledge are repeated.


25.  EFFECT OF EVENT OF DEFAULT

     After an Event of Default the Financier may declare the Secured Money payable. If so, the Secured Money becomes immediately payable, unless the Financier specifies otherwise.

26.  FINANCIER'S POWERS

27.1  GENERALLY

     (a) After an Event of Default, the Financier may do the things which a mortgagee and an absolute owner could do to the Charged Property and exercise the rights, powers and remedies of a mortgagee and an absolute owner of the Charged Property. These include, but are not limited to, the things and powers described in this clause 10, and the rights, powers and remedies of a secured party under the Uniform Commercial Code of any jurisdiction in the United States of America;

     (b) The Financier need not make a demand or give notice to anyone before doing these things or exercising these powers, except if notice is required as described in clause 10.10.

28.1 TO TAKE POSSESSION OF CHARGED PROPERTY

     After an Event of Default the Financier may:

     (a)   take possession of the Charged Property; and

     (b) receive the income, dividends, proceeds and profits from the Charged Property.

29.1 TO DEAL WITH THE CHARGED PROPERTY
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                                       11

     After an Event of Default the Financier may do any of the following:

     (a) (EXERCISE RIGHTS) exercise the rights and powers of an absolute owner and do everything expedient in connection with shares, securities or other rights which form part of the Charged Property. The Chargor appoints the Financier and any Authorised Officer of the Financier nominated by the Financier for this purpose, severally and jointly, to be the authorised representative and proxy of the Chargor to do the things described in this paragraph; and

     (b) (TRANSFERS) complete and procure the registration of any transfers or other documents that may have been lodged with the Financier in relation to the Charged Property; and

     (c) (BANK ACCOUNTS) open and operate bank accounts in the name of the Chargor (alone or together) to the exclusion of the Chargor; and

     (d)   (CONTRACTUAL RIGHTS)

           (i)   perform the Chargor's obligations under; and

           (ii) enforce or exercise or not exercise the Chargor's rights and powers under; and

           (iii) agree to vary or rescind,

           a contract, instrument, arrangement or right forming part of the Charged Property; and

     (e) (COMPROMISE) settle, compromise or submit to arbitration a dispute in connection with the Charged Property; and

     (f) (PERFORM CHARGOR'S OBLIGATIONS) do everything it may to comply with the obligations of the Chargor under a Relevant Agreement; and

     (g) (REMEDY BREACH) do everything it may to make good a breach or default inherent in an Event of Default, to its own satisfaction; and

     (h) (DEPOSIT MONEY IN SUSPENSE OR OTHER ACCOUNTS) invest, deposit or hold the Charged Property in any way that, and for as long as, the Financier thinks fit and vary, transpose or reinvest the Charged Property; and

     (i) (RECOVER, PROTECT CHARGED PROPERTY) do everything the Financier thinks necessary to recover or protect the Charged Property; and

     (j) (LEGAL PROCEEDINGS) commence, prosecute, defend and settle proceedings which the Financier considers expedient in connection with this document or the Charged Property in or before a Public Authority in the name of the Chargor or otherwise; and

     (k) (EXCHANGE) exchange the Charged Property for any other property or rights (with or without giving or receiving any other consideration for the exchange); and
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                                       12

     (l) (TRANSFER OBLIGATIONS) effect a novation of or otherwise transfer to any person obligations of the Chargor which arise under a Relevant Agreement or otherwise; and

     (m) (IMPROVE CHARGED PROPERTY) do anything which the Financier considers would help improve the value of the Charged Property, obtain income or returns from it or make it saleable or more saleable. Without limitation, the Financier may improve or alter the Charged Property, acquire additional property in the name of the Chargor and undertake any marketing or publicity campaign; and

     (n) (EXECUTE DOCUMENTS) enter into agreements and execute documents itself or on behalf of the Chargor for any purpose in connection with the Charged Property; and

     (o)   (BORROW, SECURE) in the name of the Chargor or otherwise:

           (i) obtain financial accommodation (including, but not limited to, from a party associated with the Financier) for any purpose which the Financier considers expedient in connection with the Charged Property; and

           (ii) secure the payment or repayment of indebtedness relating to that financial accommodation by a Security Interest over the Charged Property, however it ranks for priority with the Charge or a Collateral Security; and

     (p) (EMPLOY AND APPOINT PERSONS) employ staff and appoint professionals and consultants for any purpose, and at the remuneration, that the Financier thinks fit; and

     (q) (DELEGATE) delegate to any person for any time that the Financier thinks fit any of the powers of the Financier under this document, including this right of delegation; and

     (r) (INCIDENTAL POWER) do anything the Financier thinks expedient in its interests and incidental to any of its powers under this document, without limiting those powers; and

     (s) (SPEND MONEY) spend money in exercising its powers in this document. That money then forms part of the Secured Money.

30.1 TO DISCHARGE OR ACQUIRE PRIOR SECURITY INTEREST

     After an Event of Default the Financier may:

     (a)   purchase the debt secured by a prior Security Interest; or

     (b) pay the amount required to discharge or satisfy that debt (including, but not limited to, a debt secured by a Permitted Security Interest); or

     (c) take a transfer or assignment of that Security Interest and any Guarantee, document or right ancillary or collateral to it.


31.1 EXERCISE OF RIGHTS UNDER CLAUSE 10.4

     If the Financier exercises its rights under clause 10.4:

     (a) the Charged Property is security for the same amount paid by the Financier. This does not limit any other debt acquired by the Financier; and

     (b) that debt is immediately payable to the Financier and forms part of the Secured Money and interest accrues on the unpaid amount of that debt under clause 3.2; and

     (c) the Financier need not enquire whether the money claimed to be owing is actually owing in connection with the prior Security Interest, or an ancillary or collateral document; and

     (d) the person with the benefit of the prior Security Interest need not enquire whether there is any money owing under a Relevant Agreement; and

     (e) the Chargor directs any person with the benefit of a prior Security Interest to give the Financier any information it requires in connection with the prior Security Interest. This includes, but is not limited to, the state of accounts for that Security Interest.

32.1 TO SELL AND GIVE OPTIONS

     After an Event of Default the Financier may do any of the following:

     (a) (SELL) sell or help sell the Charged Property on the terms and in the manner it thinks fit, whether or not the Financier has taken possession; and

     (b) (OPTIONS) give an option to purchase the Charged Property on the terms it thinks fit; and

     (c) (SELL TOGETHER WITH OTHER PROPERTY) sell the Charged Property with any other property in any manner that the Financier thinks expedient; and

     (d) (HIVE OFF ASSETS OR OBLIGATIONS) promote the formation of any company so that the company may purchase or acquire the Charged Property or assume obligations of the Chargor or both; and

     (e) (EFFECT HIVE-OFF) sell or assign the Charged Property or assume the Chargor's obligations.

33.1 TO APPOINT RECEIVERS

     After an Event of Default, the Financier may:

     (a) appoint one or more persons to be a Receiver or Receivers of the Charged Property, with the powers and rights described in this clause 10 (or such lesser powers as the Financier determines); and

     (b)   remove that Receiver or those Receivers; and

     (c) if a Receiver is removed, retires or dies, appoint another or others in his or her place; and

     (d) in the case of removal or retirement of a Receiver, reappoint that person.

34.1 TO APPOINT MORE THAN ONE RECEIVER

     If the Financier appoints two or more persons to be the Receiver, the Financier may appoint them to act jointly, severally or jointly and severally. If it is not specified in the instrument of appointment, the Receivers are appointed to act severally.

35.1 TO PAY THE RECEIVER

     The Financier may fix the remuneration of a Receiver at an amount agreed between the Financier and the Receiver.

36.1 NOTICE OR LAPSE OF TIME REQUIRED BEFORE RIGHTS EXERCISED

     (a) If notice or lapse of time is required under any statute before the Financier can exercise its power of sale or any other rights available to it under this document or by law, then that notice or lapse of time is dispensed with.

     (b) Paragraph (a) only applies if the relevant statute allows notice or lapse of time to be dispensed with.

     (c) If the relevant statute does not allow notice or lapse of time to be dispensed with, but allows it to be shortened, then for the purposes of this document, the period of notice or lapse of time is one day.

37.1 TO GIVE UP POSSESSION AND TERMINATE RECEIVERSHIP

     The Financier may:

     (a)   give up possession of the whole or any part of the Charged Property;
           or

     (b)   terminate a receivership,

     or both.

38.1 PERSONS DEALING NOT BOUND TO ENQUIRE

     A person dealing with the Financier or a Receiver or Attorney:

     (a) need not enquire whether there has been a default by the Chargor under a Relevant Agreement or whether the Financier, Receiver or Attorney has acted properly; or

     (b) need not enquire whether the Financier, a Receiver or an Attorney has executed or registered an instrument or exercised a right, power or remedy properly or with authority,

     and whenever the Financier, a Receiver or an Attorney deals with the Charged Property, that dealing is authorised and valid as far as anyone involved with that dealing is concerned. The receipt of the Financier or a Receiver or Attorney for any money payable to the Chargor discharges the person paying that money to the extent of the payment.

39.1 RESPONSIBILITY FOR LOSS

     The Financier is not responsible for a loss arising in connection with it exercising or failing to exercise its powers under a Relevant Agreement nor for an act or failure of an employee or agent of the Financier or any Receiver. The Financier need not account for more money than it actually receives.

40.  RECEIVER'S POWERS

41.1  GENERAL

     Unless the terms of the Receiver's appointment say otherwise, the Receiver has the following powers over the Charged Property which the Receiver is appointed to deal with:

     (a) all the rights and powers given by law to mortgagees in possession, receivers or receivers and managers; and

     (b) all the rights and powers of the Financier under this document and at law (other than the power to appoint Receivers); and

     (c) power to obtain financial accommodation from the Financier, alone or together with any other person, for a purpose and on the terms that the Receiver considers expedient in connection with the Charged Property; and

     (d) power to secure the payment or repayment of indebtedness relating to that financial accommodation by a Security Interest over the Charged Property, however it ranks for priority with the Charge or a Collateral Security.

     The Receiver may exercise these rights and powers in the name of the Chargor or otherwise.

42.1 RECEIVER IS AGENT OF CHARGOR

     A Receiver is the agent of the Chargor. The Chargor alone is responsible for the Receiver's acts and defaults. But the Receiver, to the extent required by law, ceases to be the agent of the Chargor if a resolution is passed or an order is made to Wind Up the Chargor. The Receiver may become the agent of the Financier if the Financier gives a notice to the Receiver in writing to that effect. The Financier may appoint a further Receiver, despite that resolution or order.

43.1 ACCOUNTABILITY OF RECEIVER

     A Receiver is not responsible for a loss arising in connection with the exercise or execution of the Receiver's powers, nor for any act or default of an employee or agent of the Financier or the Receiver. A Receiver need not account for more money than the Receiver actually receives.

44.  POWER OF ATTORNEY

45.1 APPOINTMENT AND POWERS

     The Chargor for valuable consideration irrevocably appoints the Financier, each Authorised Officer of the Financier and each Receiver separately as its attorneys to do the following on the Chargor's behalf and in the name of the Chargor or the Attorney after the occurrence of an Event of Default or Potential Event of Default:

     (a)   anything which the Chargor must do under a Relevant Agreement; and

     (b)   anything which, in the opinion of the Attorney:

           (i) would give effect to a right, power or remedy of the Financier or a Receiver; or

           (ii)  the Chargor should do,

           under a Relevant Agreement or by law; and

     (c) enter into or execute transactions, documents and agreements which, in the opinion of the Attorney, the Chargor should enter into or execute under a Relevant Agreement; and

     (d) use the Chargor's name to exercise the powers of the Financier or a Receiver under a Relevant Agreement, the law or otherwise; and

     (e) obtain the issue of duplicate certificates for the shares, securities or other rights comprised in the Charged Property if the original certificates are lost or destroyed or believed to be so; and

     (f) direct payment or any delivery of a dividend, notice, scrip or attend to any other matter relating to the Charged Property; and

     (g) give any direction or instruction to any person that the attorney reasonably considers is necessary or desirable to better secure the Charged Property to the Financier or to permit or facilitate the exercise or preservation of a right or power of the Financier under a Relevant Agreement; and

     (h) perfect a security given by the Chargor in favour of the Financier over the Charged Property; and

     (i) exercise voting rights or any other power, right or remedy relating to the Charged Property,

     and the Chargor agrees to ratify anything done by an Attorney under this power of attorney.

46.1 ATTORNEY MAY DELEGATE POWERS

     An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

47.1 PURPOSE

     The power of attorney created under this clause is irrevocable and is granted to secure the performance by the Chargor of the Chargor's obligations under each Relevant Agreement to which the Chargor is a party.

48.  NOTICES AND DEMANDS FROM THE FINANCIER

49.1 SIGNING

     A notice from or demand by the Financier to or on the Chargor may be signed by an Authorised Officer of the Financier or by a solicitor acting for the Financier. This signature may be handwritten or printed or reproduced by other means.

50.1 SENDING

     In addition to any method of service provided for by statute, a notice from or demand by the Financier is given to or made on the Chargor if it is:

     (a) sent by facsimile to the facsimile number of the Chargor last known to the Financier or, if more than one facsimile number is known to the Financier, to any of those facsimile numbers; or

     (b) left for the Chargor or sent by prepaid mail (and by airmail if to an address outside Australia) to the Chargor at:

           (i)   the address of the Chargor set out in this document; or

           (ii) the Chargor's usual place of business last known to the Financier; or

           (iii) the Chargor's registered office; or

           (iv)  premises owned or occupied by the Chargor.

51.1 VALIDITY

     A notice or demand is validly given even if:

     (a) the Chargor has been Wound Up or the Chargor is absent from the place the notice or demand is left at, or delivered or sent to; or

     (b)  the notice or demand is returned unclaimed.

52.1 RECEIPT

     A notice or demand is taken to have been received by the Chargor:

     (a)   if delivered personally, on the same day; and

     (b) if posted to an address in Australia, on the second Business Day after it was posted; and

     (c) if posted to an address outside Australia, on the fourth Business Day after it was posted; and

     (d) if sent by facsimile, when a transmission report is produced by the sender's facsimile machine indicating that the notice or demand has been sent to the relevant number.

53.  PRESERVING THE FINANCIER'S RIGHTS, POWERS AND REMEDIES

54.1 PRESERVATION

     (a) The fact that the Financier does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

     (b) The fact that the Financier delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

     (c) The fact that the Financier exercises a right, power or remedy does not prevent the Financier from exercising that right, power or remedy again.

     (d) This document does not operate to extinguish or prejudice any right, power or remedy of the Financier under a Relevant Agreement or in connection with the Secured Money.

55.1 MORATORIUM LEGISLATION

     A moratorium does not apply to a Relevant Agreement or the recovery of the Secured Money except if:

     (a)   the Financier agrees in writing that it does; or

     (b)   it cannot be excluded by law.

56.1 REINSTATING OR REPLACING RIGHTS

     If any payment made to the Financier in reduction of the Secured Money is repaid or void or conceded to be void, voidable or repayable for any reason, then, despite any release, settlement or discharge in connection with the Secured Money:

     (a)   that payment has not discharged the relevant liability; and

     (b) the Financier may recover the amount of that payment from the Charged Property; and

     (c) the Chargor must immediately do all acts and things the Financier requires to replace or reinstate the Charge and any Collateral Security which has been released in connection with that payment.

57.1 EFFECT OF RELEASE

     (a) A full or partial release of this Charge by the Financier does not release the Charged Property under this document until the Financier receives the Secured Money, regardless of any:

          (i) receipt given, payout figure quoted or other form of account stated; or

          (ii)   error or miscalculation by the Financier.

58.  THIRD PARTY PROVISIONS

59.1 INDEPENDENT SECURITY

     Neither this document nor the obligations of the Chargor under this document will be abrogated, prejudiced or affected by:

     (a) the granting of time or any other indulgence, consideration or concession to the Chargor, a Debtor or any other person;

     (b) the release, discharge, abandonment, waiver, loss, impairment, relinquishment, transfer or other dealing with (either in whole or in part and whether with or without consideration) any Relevant Agreement or any right of the Financier against the Chargor, a Debtor or any other person;

     (c) any transaction or arrangement that may take place between the Financier and a Debtor or any other person;

     (d) the Financier varying, exchanging, renewing or releasing any Relevant Agreement or refusing to do so;

     (e) any variation of a transaction, arrangement or document between the Financier and any other person (including, but not limited to any increase in the amount of financial accommodation provided or agreed to be provided to any Debtor);

     (f) the capitalising and adding to principal of all interest accrued on the Secured Money (or any part of the Secured Money) but not yet paid;

     (g) any Collateral Security or right which the Financier now holds or in the future may obtain;

     (h) the Financier failing or neglecting to recover any of the Secured Money by the realisation of any Collateral Security or otherwise;

     (i) any laches, acquiescence, delay, and omission or mistake on the part of the Financier or any other person;

     (j) the insolvency, Winding Up or incapacity or change in the legal capacity of the Chargor or a Debtor;

     (k)   any judgment or order against the Chargor, a Debtor or other person;

     (l) any lack of power by the Chargor or a Debtor to enter into any Relevant Agreement or give any Collateral Security either in its own right or in the capacity in which it is purporting to act;

     (m) the liability of the Chargor, a Debtor or any other person to the Financier ceasing from any cause (including but not limited to being released or discharged by the Financier);

     (n) any Collateral Security or any other security taken or held at any time by the Financier being in whole or in part void, defective in form or substance or unenforceable;

     (o) property secured under a Collateral Security being destroyed, forfeited, extinguished, surrendered, resumed or determined;

     (p) any impossibility or illegality of performance of any Relevant Agreement or any provision of any Relevant Agreement;

     (q) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by any person;

     (r) any irregularity or deficiency in the execution of this document or any Collateral Security by the Chargor or any Debtor or any lack of authority or power of any person in relation to such execution;

     (s) the failure to give notice to, or the lack of consent of the Chargor or a Debtor before or after the happening of any of the acts or events mentioned in this subclause or before the making of any agreement or transaction between the Financier and the Chargor, a Debtor or other person;

     (t) any other dealing, matter or thing which, but for this provision could or might operate to affect or discharge the liability of the Charged Property under this document.

60.1 NO OBLIGATION TO PROCEED

     The Financier will not be required to proceed against any Debtor or exhaust any remedies it may have against any Debtor or enforce any Collateral Security but shall be entitled to demand and receive payment from any Debtor or realise upon the Charged Property when any payment is due under any Relevant Agreement and whether due from that person or not.

61.1 NO OBLIGATION TO MARSHAL

     The Financier will not be obliged to marshal in favour of the Chargor any security held by the Financier or any funds or assets that the Financier may be entitled to receive or have a claim upon.

62.1 WINDING UP OF DEBTOR

     On the Winding Up of any Debtor the Chargor authorises the Financier:

     (a) to prove for all money which has been paid under any Relevant Agreement; and

     (b) to retain and to carry to a suspense account and appropriate at the Financier's discretion any dividends received;

     until the Financier has been paid in full.

63.1 EXCLUSION OF RIGHTS

     The Chargor must not:

     (a) until the Financier has received all the Secured Money and the Financier is satisfied that it will not have to repay any money received by it in connection with the Secured Money (either directly or indirectly):

           (i) claim or exercise any right of set-off, counter-claim or other right or release at law or in equity which has or might have the effect of reducing or discharging the Secured Money;

           (ii) claim or exercise any right of subrogation or otherwise claim the benefit of any Collateral Security;

           (iii) prove or claim in the liquidation or bankruptcy of any Debtor in competition with the Financier or otherwise claim or receive the benefit of any distribution, dividend or payment arising out of the liquidation or bankruptcy of a Debtor; or

           (iv) claim or recover any sum paid by the Chargor pursuant to this document from any person or commence any action in respect of any right which may accrue to the Chargor in respect of sums paid by the Chargor under this document; or

     (b) whether or not the Secured Money has been paid in full call upon the Financier to sue or take proceedings against any Debtor or raise a defence, set-off or counter-claim of itself or any Debtor in reduction of its liability under this document.

64.  MISCELLANEOUS

65.1 NO OBLIGATION TO EXERCISE RIGHTS OR GIVE CONSENT

     Each of the Financier and a Receiver may:

     (a)   exercise or not exercise any right, power or remedy; and

     (b)   give or not give consent; and

     (c)   make or not make a decision,

     under this document, in its absolute discretion without giving a reason and without being liable or accountable for the consequences. In relation to the giving or not giving of consent, the Financier will act in a manner which the Financier determines in its absolute discretion to be reasonable. Such determination shall not be questioned by the Chargor.

66.1 CONSENT MUST BE IN WRITING

     A consent given or a right, power or remedy waived by the Financier is effective only if given or waived in writing.

67.1 NOTIFICATION FROM CHARGOR

     If the Chargor is required under this document to notify the Financier about anything, the Chargor must do so in writing.

68.1 FINANCIER MAY SET OFF

     Without any demand or notice, the Financier may set off and apply indebtedness it owes to the Chargor (whatever the currency) against the Secured Money:

     (a)   whether the indebtedness is owed alone or with any other person; and

     (b) whether or not the Secured Money or that indebtedness is immediately payable.

69.1 CHARGOR MUST NOT SET OFF

     The Chargor must not claim, exercise or attempt to exercise a right of set-off or any other right which might reduce or discharge the Secured Money.

70.1 NO MARSHALLING

     The Financier need not resort to a Collateral Security or other Security Interest before exercising a power under this document.

71.1 SUSPENSE ACCOUNT

     The Financier may credit money received in or towards satisfaction of the Secured Money to a suspense account. The Financier may keep the money in that account for as long as the Financier thinks fit. Interest will not accrue on such account. The Financier may apply the money to reduce the Secured Money whenever it thinks fit.

72.1 SURPLUS PROCEEDS

     If surplus money remains in the hands of the Financier or a Receiver after payment of all the Secured Money (and satisfaction of any obligation ranking in priority to the Secured Money or secured by a Security Interest over the Charged Property):

     (a)   no trust arises over that surplus money; and

     (b) that surplus money does not carry interest and the Financier or Receiver may pay it to an account in the name of the Chargor (whether or not opened by the Financier or Receiver for that purpose). The Financier or Receiver is then no longer liable for the surplus money.

73.1 APPLYING RECEIPTS

     The Financier may apply or appropriate money received to reduce the Secured Money in the order, and to satisfy whatever part of the Secured Money, the Financier sees fit.

74.1 TACKING

     For the purpose of applying section 282 of the Corporations Law or any equivalent provision in any jurisdiction, if the Financier is obliged to make further advances under a Relevant Agreement, that Relevant Agreement is taken to be incorporated in this document so that this document imposes on the Financier an obligation to advance that money.

75.1 THE FINANCIER MAY ASSIGN RIGHTS

     The Financier may assign or otherwise deal with its rights and benefits under this document.

76.1 THE FINANCIER MAY DISCLOSE INFORMATION

     The Financier may disclose to a potential assignee or participant any information about the Chargor, any Debtor or a Relevant Agreement which it considers appropriate.

77.1 CERTAIN NOTICES OR DEMANDS

     A notice from or demand by the Financier stating:

     (a) that a specified sum of money is owing or payable (or both) under a Relevant Agreement; or

     (b)  that an Event of Default has occurred; or

     (c) something relevant to the rights or obligations of the Financier or the Chargor under a Relevant Agreement,

     is admissible in proceedings and is conclusive evidence of the matters stated except if there is manifest error.

78.1 IF DUE DATE NOT A BUSINESS DAY

     If anything should be done under this document on a day that is not a Business Day, it must be done on the previous Business Day.

79.1 SEVERABILITY

     (a) A construction of this document that results in all provisions being enforceable is to be preferred to a construction that does not so result.

     (b) If, despite the application of paragraph (a), a provision of this document is illegal or unenforceable:

           (i) and it would be legal and enforceable if a word or words were omitted, that word or those words are severed; and

           (ii)  in any other case, the whole provision is severed,

           and the remainder of this document continues in force.

80.1 GOVERNING LAW AND JURISDICTION

     This document is governed by the law of Queensland except:

     (a)  as required by mandatory provisions of law; and

     (b) to the extent that the validity, perfection or enforceability of any of the security interests hereunder, or remedies hereunder, are dependent on the laws of a jurisdiction other than Queensland, in which case the governing law shall (to that extent only) be the law of that jurisdiction.

     The parties hereto agree and intend that:
     (c) a proper forum/jurisdiction for any litigation or process arising out of or related to this Agreement shall be any court located in Queensland; and

     (d) a proper forum/jurisdiction for any litigation or process in respect of any of the Charged Property located in a jurisdiction other than Queensland shall be any court located either in Queensland or that other jurisdiction.

     The Chargor irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Queensland and/or the other jurisdiction referred to in paragraph (d) (as the case may be). The Chargor, to the extent permitted by applicable laws, hereby expressly waives any defence or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that the courts of Queensland and/or that other jurisdiction (as the case may be) shall have in personam jurisdiction and venue over it for the purpose of any such litigation or process arising out of or related to this document.

81.1 FINANCIER NEED NOT EXECUTE

     This document is enforceable by the Financier even if the Financier does not execute it.

82.  LIMITED RECOURSE

83.1  LIMITATION

      (a) Subject to paragraphs (b) and (c), but notwithstanding any other term of this document, the Financier's (or a Receiver's or Attorney's) sole recourse against the Chargor will be limited to the Chargor's rights (including, without limitation, rights to income) and interest in the Charged Property, the proceeds of sale and other disposal of or dealing with the Charged Property, and the proceeds of the Charged Property (including, without limitation, cash dividends) received by the Chargor after an Event of Default has occurred and while it is continuing;

     (b) Nothing in paragraph (a) limits the liability of the Chargor to the Financier under any other document;

     (c) Nothing in paragraph (a) limits the liability of the Chargor to the Financier for breach of representation or undertaking caused by the Chargor's negligence, fraud or wilful misconduct;

     (d) Nothing in paragraph (a) will prejudice or affect the rights of the Financier, a Receiver or an Attorney to seek a monetary judgement or other remedy against the Chargor to enforce this document or realise upon the Charged Property.

84.1 UNRESTRICTED REMEDIES

     (a) Nothing in Clause 17.1 limits the Financier or any Receiver or Attorney in:

           (i)   exercising its powers in relation to the Charged Property;

           (ii) obtaining or taking any proceedings to obtain an injunction or other order to restrain any breach of this document; or

           (iii) obtaining or taking proceedings to obtain declaratory relief in relation to any provision of this document.



EXECUTED as a deed.



THE COMMON SEAL of SIZZLER                     )
INTERNATIONAL, INC. is affixed in              )
accordance with its articles of association in )
the presence of                                )

------------------------------------------------  ------------------------------------------
Witness                                           Director/Authorised Officer

------------------------------------------------  ------------------------------------------
Name (print)                                      Name  (print)

                          SIZZLER INTERNATIONAL, INC.



                          WESTPAC BANKING CORPORATION
                                ARBN 007 457 141



                                  STOCK PLEDGE



                                 MINTER ELLISON
                                    Lawyers
                                Waterfront Place
                                 1 Eagle Street
                               BRISBANE QLD 4000
                                DX 102  BRISBANE
                            Telephone (07) 3226 6333
                            Facsimile (07) 3229 1066

                                ARF PAK 9703949

                                     INDEX


1. INTERPRETATION 1
       1.1 DEFINITIONS....................................................  1
       1.2 OTHER EXPRESSIONS..............................................  4
10. FINANCIER'S POWERS.................................................... 10
       10.10 NOTICE OR LAPSE OF TIME REQUIRED BEFORE RIGHTS EXERCISED..... 14
       10.11 TO GIVE UP POSSESSION AND TERMINATE RECEIVERSHIP............. 15
       10.12 PERSONS DEALING NOT BOUND TO ENQUIRE......................... 15
       10.13 RESPONSIBILITY FOR LOSS...................................... 15
       10.2 TO TAKE POSSESSION OF CHARGED PROPERTY........................ 11
       10.3 TO DEAL WITH THE CHARGED PROPERTY............................. 11
       10.4 TO DISCHARGE OR ACQUIRE PRIOR SECURITY INTEREST............... 13
       10.5 EXERCISE OF RIGHTS UNDER CLAUSE 10.4.......................... 13
       10.6 TO SELL AND GIVE OPTIONS...................................... 13
       10.7 TO APPOINT RECEIVERS.......................................... 14
       10.8 TO APPOINT MORE THAN ONE RECEIVER............................. 14
       10.9 TO PAY THE RECEIVER........................................... 14
11. RECEIVER'S POWERS..................................................... 15
       11.1 GENERAL....................................................... 15
       11.2 RECEIVER IS AGENT OF CHARGOR.................................. 16
       11.3 ACCOUNTABILITY OF RECEIVER.................................... 16
12. POWER OF ATTORNEY..................................................... 16
       12.1 APPOINTMENT AND POWERS........................................ 16
       12.2 ATTORNEY MAY DELEGATE POWERS.................................. 17
       12.3 PURPOSE....................................................... 17
13. NOTICES AND DEMANDS FROM THE FINANCIER................................ 17
       13.1 SIGNING....................................................... 17
       13.2 SENDING....................................................... 17
       13.3 VALIDITY...................................................... 18
       13.4 RECEIPT....................................................... 18
14. PRESERVING THE FINANCIER'S RIGHTS, POWERS AND REMEDIES................ 18
       14.1 PRESERVATION.................................................. 18
       14.2 MORATORIUM LEGISLATION........................................ 19
       14.3 REINSTATING OR REPLACING RIGHTS............................... 19
       14.4 EFFECT OF RELEASE............................................. 19
15. THIRD PARTY PROVISIONS................................................ 19
       15.1 INDEPENDENT SECURITY.......................................... 19
       15.2 NO OBLIGATION TO PROCEED...................................... 21
       15.3 NO OBLIGATION TO MARSHAL...................................... 21
       15.4 WINDING UP OF DEBTOR.......................................... 21
       15.5 EXCLUSION OF RIGHTS........................................... 21
16. MISCELLANEOUS......................................................... 22
       16.1 NO OBLIGATION TO EXERCISE RIGHTS OR GIVE CONSENT.............. 22
       16.10 TACKING...................................................... 23
       16.11 THE FINANCIER MAY ASSIGN RIGHTS.............................. 23
       16.12 THE FINANCIER MAY DISCLOSE INFORMATION....................... 24
       16.13 CERTAIN NOTICES OR DEMANDS................................... 24
       16.14 IF DUE DATE NOT A BUSINESS DAY............................... 24
       16.15 SEVERABILITY................................................. 24
       16.16 GOVERNING LAW AND JURISDICTION............................... 24
       16.17 FINANCIER NEED NOT EXECUTE................................... 25
       16.2 CONSENT MUST BE IN WRITING.................................... 22
       16.3 NOTIFICATION FROM CHARGOR..................................... 22



       16.4 FINANCIER MAY SET OFF......................................... 22
       16.5 CHARGOR MUST NOT SET OFF...................................... 23
       16.6 NO MARSHALLING................................................ 23
       16.7 SUSPENSE ACCOUNT.............................................. 23
       16.8 SURPLUS PROCEEDS.............................................. 23
       16.9 APPLYING RECEIPTS............................................. 23
17. LIMITED RECOURSE...................................................... 25
       17.1 LIMITATION.................................................... 25
       17.2 UNRESTRICTED REMEDIES......................................... 25
2. CHARGE.................................................................  5
       2.1 CREATING THE CHARGE............................................  5
       2.2 FIXED CHARGE...................................................  5
       2.3 CONTINUING SECURITY AND DISCHARGING THE CHARGE.................  5
       2.4 FIRST PRIORITY SECURITY INTEREST...............................  6
3. [INTENTIONALLY OMITTED]................................................  6
4. CHARGOR'S OBLIGATIONS..................................................  6
       4.1 POSITIVE OBLIGATIONS...........................................  6
       4.2 NEGATIVE OBLIGATIONS...........................................  6
       4.3 OBLIGATIONS CONCERNING CHARGED PROPERTY........................  7
       4.4 OBLIGATIONS CONCERNING VOTING RIGHTS AND DIVIDENDS.............  7
5. CHARGOR'S REPORTING OBLIGATIONS........................................  8
       5.1 NOTICES TO THE FINANCIER.......................................  8
6. ACCESS TO AND INVESTIGATION OF RECORDS.................................  8
       6.1 GIVING ACCESS TO RECORDS.......................................  8
7. BETTER SECURITY AND RIGHTS FOR FINANCIER...............................  9
       7.1 BETTER SECURITY AND RIGHTS.....................................  9
       7.2 EXAMPLES.......................................................  9

8. REPRESENTATIONS AND WARRANTIES.........................................  9
9. EFFECT OF EVENT OF DEFAULT............................................. 10

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